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                                                                     EXHIBIT 8.1

                          [BRYAN CAVE LLP LETTERHEAD]

August 31, 2005


GameStop Corp.
625 Westport Parkway
Grapevine, Texas 76051

Re: Agreement and Plan of Merger Dated as of April 17, 2005 by and among GameStop Corp., GameStop, Inc., GSC Holdings Corp., Cowboy Subsidiary LLC, Eagle Subsidiary LLC and Electronics Boutique Holdings Corp.

Ladies and Gentlemen:

      We have acted as counsel to GameStop Corp., a Delaware corporation ("GameStop"), in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 17, 2005, by and among GameStop, GameStop, Inc., a Minnesota corporation, GSC Holdings Corp., a Delaware corporation and wholly owned subsidiary of GameStop, Inc. ("Holdco"), Cowboy Subsidiary LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdco, Eagle Subsidiary LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdco, and Electronics Boutique Holdings Corp., a Delaware Corporation ("Electronics Boutique"). The time at which the Mergers become effective is hereafter referred to as the "Effective Time." For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with the Registration Statement on Form S-4 (Registration No. 333-125161) (the "Registration Statement") filed by Holdco with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      We have examined (i) the Merger Agreement, (ii) the Registration Statement and (iii) the representation letters delivered to us for purposes of this opinion by GameStop, Electronics Boutique, Holdco, and certain of their shareholders (the "Representation Letters"). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the

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August 31, 2005
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authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

      In rendering such opinion, we have assumed, with your permission, that (i) the Mergers will be effected in accordance with the Merger Agreement, (ii) the information set forth in the Registration Statement and the statements concerning the Mergers set forth in the Merger Agreement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by the parties in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement or the Representation Letters "to the knowledge of", or based on the belief of the respective parties, or any representations similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

      Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein and the assumptions, qualifications and limitations set forth in the Registration Statement, the discussion set forth in the Registration Statement under the heading "THE MERGER -- Material United States Federal Income Tax Consequences," to the extent that such discussion relates to matters of United States federal income tax law, is accurate in all material respects.

      We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Mergers under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

      This opinion has been prepared for GameStop in connection with the Mergers. The use of this opinion is limited to GameStop and its stockholders. It may not be relied upon in any manner or for any purpose by any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                         Very truly yours,

                                         /s/ Bryan Cave LLP